MANAGEMENT AGREEMENT

                                   SCHEDULE A

                     SERIES OF INSTITUTIONAL LIQUIDITY TRUST



GOVERNMENT MASTER SERIES
GOVERNMENT RESERVES MASTER SERIES
MONEY MARKET MASTER SERIES
MUNICIPAL MASTER SERIES
PRIME MASTER SERIES
TAX-EXEMPT MASTER SERIES
TREASURY MASTER SERIES
TREASURY RESERVES MASTER SERIES


Date: July 25, 2007

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                              MANAGEMENT AGREEMENT

                                   SCHEDULE B

                     SERIES OF INSTITUTIONAL LIQUIDITY TRUST

                   RATE OF COMPENSATION BASED ON EACH SERIES'
                   ------------------------------------------
                            AVERAGE DAILY NET ASSETS
                            ------------------------


GOVERNMENT MASTER SERIES                                      0.08%
GOVERNMENT RESERVES MASTER SERIES                             0.08%
MONEY MARKET MASTER SERIES                                    0.08%
MUNICIPAL MASTER SERIES                                       0.25%
PRIME MASTER SERIES                                           0.08%
TAX-EXEMPT MASTER SERIES                                      0.25%
TREASURY MASTER SERIES                                        0.08%
TREASURY RESERVES MASTER SERIES                               0.08%


Date: July 25, 2007